EXHIBIT 10.2
[THERMO LETTERHEAD]
April 7, 2008
Marijn E. Dekkers
President and Chief Executive Officer
Thermo Fisher Scientific Inc.
81 Wyman Street
Waltham, MA 02454
Dear Marijn
Reference is hereby made to your Stock Option Agreement dated February 27, 2006, and your Stock Option Agreement dated November 9, 2006 (collectively, the “Option Agreements”). This letter confirms our agreement that, notwithstanding Section 4.1 of the Executive Retention Agreement dated as of November 21, 2002 (the “Retention Agreement”) and Section 6(d) of the Amended and Restated Employment Agreement dated as of November 21, 2002, the stock options subject to the Option Agreements shall not automatically become exercisable and shall not automatically become vested solely upon the occurrence of a Change in Control (as such term is defined in the Retention Agreement). Except as provided above, the Option Agreements and the terms of the stock options subject to the Option Agreements otherwise remain in full force and effect.
Very truly yours,
/s/ Stephen P. Kaufman
Stephen P. Kaufman
Chairman of the Compensation Committee
of the Board of Directors
AGREED AND ACCEPTED:
/s/ Marijn E. Dekkers
Marijn E. Dekkers
April 7, 2008